Item 77I
StoneCastle Financial Corp.
The following document is included in the Registrant's 497 filing with the SEC dated November 7, 2013, (SEC Accession No.
0001193125-13-433217) and is incorporated by reference herein:
PROSPECTUS, dated as of November 7, 2013.